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                                                                 Exhibit 10(xii)

                        SETTLEMENT AGREEMENT AND RELEASE

          This Settlement Agreement and Release (this "Agreement") is entered into between NAI Technologies, Inc., a New York corporation (the "Company"), and Robert A. Carlson, Chairman and Chief Executive Officer of the Company ("Mr. Carlson").

                                   WITNESSETH:

          WHEREAS, Mr. Carlson is an "Eligible Employee" and a "Participant" in the NAI Technologies, Inc. Supplemental Retirement Plan effective January 1, 1991 (the "SERP");

          WHEREAS, the Company seeks to (1) terminate Mr. Carlson's designation as an "Eligible Employee" and a "Participant" under the SERP and (2) redeem Mr. Carlson's interest in the SERP for $800,000; and

          WHEREAS, Mr. Carlson is willing to waive his right to any benefits under the SERP in consideration of the payment to him of $800,000, payable at the rate of $200,000 per quarter beginning on February 15, 1997.

          NOW, THEREFORE, in consideration of the premises and the mutual promises, covenants and agreements hereinafter contained, the parties, intending to be legally bound hereby, agree as follows:

          1. Payment. The Company will pay Mr. Carlson the amount of $800,000, payable by check in four equal installments of $200,000 on each of the following dates:

             a) February 15, 1997;
             b) May 15, 1997;
             c) August 15, 1997; and
             d) November 15, 1997.

          2. Waiver and Release. Mr. Carlson hereby waives his right to any benefit under the SERP and releases and discharges the Company and the Administrator of the SERP (the "Administrator") and each of their officers, directors, shareholders, employees, agents, representatives, attorneys, affiliates, successors and assigns, if any, and each of them, from any and all claims, controversies, suits, counterclaims, setoffs, debts, dues, sums of money, judgments, damages, accounts, reckonings, obligations, liabilities, demands, actions and causes of action of any nature whatsoever, at law or in equity, known or unknown, realized or unrealized, past or



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present, actual, potential or contingent, however arising from any events, facts, circumstances or occasion, which Mr. Carlson or his heirs and legal representatives now has, ever had or may have against the Company or the Administrator relating to or arising out of the obligations of the Company to Mr. Carlson under the SERP.

          3. Representations and Warranties. The Company represents to Mr. Carlson that:

          (a) Corporate Existence and Power; Authorization. (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to execute and deliver this Agreement and (2) the execution and delivery by the Company of this Agreement and the performance by it of its obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not contravene, violate, result in a breach of or constitute a default under, its articles of incorporation or certificate of incorporation, as the case may be, or its bylaws.

          The Company further represents to Mr. Carlson and Mr. Carlson represents to the Company that:

          (b) Contravention. The execution and delivery by the representing party of this Agreement and the performance by it of its obligations under this Agreement do not and will not contravene, violate, result in a breach of or constitute a default under any law, rule, regulation, judgment, decision, ruling, order, award, injunction or other official action of governmental body or arbitrator (collectively, "Regulations") applicable to its business, properties or operations or any agreement, indenture or other instrument to which it is a party or that is applicable to its business, properties or operations.

          (c) Approvals. The representing party has obtained each authorization, consent, approval or waiver of, clearance by, notice of registration or filing with, or other similar action by or with any governmental body or other person that is required or advisable on the part of the representing party for the due execution and delivery by it of this Agreement and the performance by it of its obligations under this Agreement.

          (d) Litigation. There is no action, suit, investigation, complaint or other proceeding pending, or to its knowledge, threatened against the representing party or any other person in which injunctive or other equitable relief of any nature is sought to restrain, enjoin or prohibit the exercise by any party of its rights under this Agreement or the performance by any party of its obligations under this Agreement or in which money or other damages are sought based in whole or in part on the exercise by any party of its rights under this Agreement or

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the performance by any party of its obligations under this Agreement.

          (e) Due Execution and Delivery; Binding Effect. This Agreement has been duly executed and delivered by the representing party and is the legal, valid and binding obligation of the representing party, enforceable against it in accordance with its terms.

          (f) No Assignment of Claims. The representing party has not sold, assigned or transferred to any other person any claim or rights that it has, had or might have concerning the released claims or the subject matter of this Agreement.

          (g) Knowing Execution. The representing party has read and reviewed this Agreement, understands this Agreement, has consulted with legal counsel concerning this Agreement and has executed this Agreement voluntarily and knowingly.

          4. Miscellaneous. (a) Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of Mr. Carlson and the successors and assigns of the Company.

          (b) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, with the same effect as if all signatures were on the same instrument.

          (c) Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto and supersedes all prior negotiations, understandings and agreements with respect to the subject matter hereof.

          (d) Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by a party from any provision of this Agreement, shall be effective against any party adversely affected by such modification, termination, waiver or consent unless it shall be in writing and signed and delivered by such other party, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

          (e) Governing Law. This Agreement shall be governed by and construed in accordance with the substantive law of the State of New York, without regard to any law, rule or the legal principles of the State of New York concerning choice or conflicts of law.

          (f) Headings and References. Section headings in this Agreement are included for convenience of reference only and do not constitute a part of this Agreement for any other purpose. References to parties and sections in this Agreement are references to the parties to this Agreement or sections of this

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Agreement, as the case may be, unless the context shall require otherwise.

          (g) Further Assurances. Each party shall at the request of the other party do and perform or cause to be done and performed all such further acts and furnish, execute and deliver such other instruments and documents as the requesting party shall reasonably require to consummate the transactions contemplated by this Agreement.

          IN WITNESS WHEREOF, the parties to this Agreement have duly executed this Agreement as of the 19th day of December, 1996.

                                                    NAI TECHNOLOGIES, INC.


                                                    By:/s/ Richard A. Schneider
                                                       -------------------------
                                                    Name: Richard A. Schneider
                                                    Title: Executive Vice
                                                    President, Treasurer
                                                    and Secretary



                                                    /s/ Robert A. Carlson
                                                    ----------------------------
                                                    ROBERT A. CARLSON



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